Exhibit 10.7

AMENDMENT NO. 2

          THIS AMENDMENT NO. 2 TO THE AGREEMENT (this “Amendment”) is made and entered into as of February 17, 2009, by and among POWERSAFE TECHNOLOGY CORP., a Delaware corporation (“Parent”), POWERSAFE ACQUISITION CORP., a Delaware corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Parent, and AMPLIFICATION TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

WITNESSETH:

          WHEREAS, the parties hereto are parties to an Agreement, as amended on January 27, 2009 (the “Agreement”; capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement) pursuant to which, among other things, Acquisition Corp. will be merged with and into the Company;

          WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth herein as a condition to the Closing;

          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

          Section 1. Effective Time. The last sentence of Section 2.2 of the Agreement shall be deleted in its entirety.

          Section 2. Deliveries at Closing Date. The requirement set forth in Section 2.4(a) of the Agreement that the Company deliver to Parent financial statements as required under the rules of the SEC for purposes of inclusion in Parent’s filing of a Current Report on Form 8-K disclosing the Merger shall be performed by the Company no later than 71 calendar days after Closing.

          Section 3. Exchange of Securities. For purposes of clarification, the holders of the Series A Convertible Preferred Stock of the Company shall be exchanged for the Series A Convertible Preferred Stock of the Parent in the form of the Certificate of Designation of such series as attached as Exhibit A, and the holders of the Series B Preferred Stock of the Company shall be exchanged for the Series B Preferred Stock of the Parent in the form of the Certificate of Designation of such series as attached as Exhibit B.

          Section 4. Capital Structure. Section 4.2 of the Agreement shall be modified to reflect the capital structure of the Parent, which shall be as follows: As of the Closing, Parent’s authorized capital will consist of (a) 100,000,000 shares of common stock, $.0001 no par value per share, authorized, of which 2,358,334 shares are issued and outstanding; the Parent also has commitments to issue an additional 18,230 shares.

          The Company has outstanding (a) 13,237,284 shares of common stock issued or committed to be issued, (b) $1,347,211 face amount of Series A Preferred Stock, which are convertible into an aggregate of 808,326 shares of common stock, (c) up to $2,300,000 liquidation preference of non-convertible Series B Preferred Stock, and (d) up to 1,350,000 shares reserved for issuance to satisfy option grants and similar obligations.

          Section 5. Applicable Law; Arbitration; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. Any dispute between or, action or proceeding against any of the parties hereto under, arising out of or in any manner relating to, this Amendment shall be submitted to and adjudicated by binding arbitration in a Rabbinical Court in Brooklyn, New York under the principal of ZABLU (whereby each party picks one arbitrator and the two selected arbitrators pick a third arbitrator). If there is any litigation regarding the arbitration or otherwise relating to this Section 5, the parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Amendment, any document or instrument delivered pursuant to, in connection with or simultaneously with this Amendment, or a breach of this Amendment or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with the terms of the Agreement.

          Section 6. Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties in respect of this amendment and supersedes all prior agreements, arrangements and understandings of the parties relating to the subject matter hereof.

          Section 7. Counterparts. This Amendment may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

POWERSAFE TECHNOLOGY CORP.

By.	/s/ Jack N. Mayer
Name:	Jack N. Mayer
Title:	President

POWERSAFE ACQUISITION CORP.

By.	/s/ Jack N. Mayer
Name:	Jack N. Mayer
Title:	President

AMPLIFICATION TECHNOLOGIES, INC.

By.	/s/ Jack N. Mayer
Name:	Jack N. Mayer
Title:	Executive Chairman